Execution Version

GUARANTEE AND SECURITY AGREEMENT

dated as of June 14, 2022

by

KONATEL, INC., as a Grantor and Company,

and

APEIRON SYSTEMS, INC., as a Grantor,

and

IM TELECOM, LLC, as a Grantor,

in favor of

CCUR HOLDINGS, INC.,

as Collateral Agent

i

ii

SCHEDULES

Schedule 4.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 4.8	Other Collateral
Schedule 4.9	Deposit Accounts and Securities Accounts
Schedule 4.10	Intellectual Property
Schedule 4.12	Investment Property and Partnership/LLC Interests
Schedule 4.14	Vehicles

iii

This GUARANTEE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 14, 2022, by and among KONATEL, INC., a Delaware corporation (the “Company”), APEIRON SYSTEMS, INC., a Nevada corporation (“ASI”), IM TELECOM, LLC, an Oklahoma limited liability company (d/b/a Infiniti Mobile) (“IMT”) and any Additional Grantor (as defined below) who may become party to this Agreement (such Additional Grantors, together with the Company, ASI and IMT, the “Grantors”), in favor of CCUR HOLDINGS, INC., a Delaware corporation, as collateral agent (in such capacity, the “Collateral Agent”) for the ratable benefit of itself and the other Holders from time to time party to the Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among the Company, the Collateral Agent and the purchasers party thereto (collectively, the “Purchasers”).

STATEMENT OF PURPOSE

WHEREAS, pursuant to the terms of the Purchase Agreement, the Purchasers have agreed to purchase the Notes from the Company upon the terms and subject to the conditions set forth therein.

WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes from the Company under the Purchase Agreement that (i) each Guarantor guarantee the Company’s obligations under the Purchase Agreement and the other Note Documents, and (ii) the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of itself and the other Holders and granted the Liens to the Collateral required herein and the other Note Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Collateral Agent to enter into the Purchase Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Holders, as follows:

ARTICLE 1

DEFINED TERMS

             SECTION 1.1.   Terms Defined in the Uniform Commercial Code.

(a)

The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined below) as in effect from time to time:  “Accession”, “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Security”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security.”

(b)

Terms defined in the UCC and not otherwise defined herein or in the Purchase Agreement shall have the meaning assigned in the UCC as in effect from time to time.

          SECTION 1.2.     Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary (other than the Excluded Subsidiary) of any Loan Party which hereafter becomes a Grantor pursuant to Section 8.14.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“ASI” has the meaning set forth in the Preamble of this Agreement.

“Collateral” has the meaning assigned thereto in Section 3.1.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 6.3(b)(iii).

“Collateral Agent” has the meaning set forth in the Preamble of this Agreement.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control.”

“Controlled Depository” has the meaning assigned thereto in Section 5.6.

“Controlled Intermediary” has the meaning assigned thereto in Section 5.6.

“Copyrights” means, collectively, all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 4.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 4.10, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Collateral Agent with respect to the Security Interests granted in such Collateral, and in each case, in form and substance satisfactory to the Collateral Agent.

“Excluded Deposit Account” means, collectively, Deposit Accounts established solely for the purpose of funding payroll and other compensation and benefits to employees.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Guarantee” means the guarantee of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 2.1 of this Agreement.

“Guarantor” means each Grantor other than the Company.

“IMT” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following: (a)  all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, Trade Secrets and Trade Secret Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Obligations” has the meaning assigned thereto in the Purchase Agreement.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby and all rights, powers and benefits as a partner or member thereof, whether under any limited liability company agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests or under any Requirements of Law, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Partnership/LLC Agreement” has the meaning set forth in Section 3.2(a).

“Patent License” means all agreements now or hereafter in existence, whether written, implied, or oral, providing for the granting of any right in or to Patents, including without limitation the right to manufacture, use or sell any invention covered in whole or in part by a Patent (whether Grantor is licensee or licensor thereunder), including, but not limited to, each agreement referred to on Schedule 4.10.

“Patents” means all United States and foreign issued patents and certificates of invention for issued patents, or similar industrial property rights, and applications for any of the foregoing, including:

(a) each issued patent and applications for issued patents  referred to on Schedule 4.10; (a) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof; (b) all inventions and improvements described therein; (c) all rights to sue for past, present and future infringements thereof; (d) all licenses, claims, damages, and proceeds of suit arising therefrom; (e) all products and proceeds of the foregoing, including any income, royalties,  awards and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation,  for past, present, or future infringement of any Patent or any Patent licensed under any Patent License; and (f) all rights corresponding thereto throughout the world.

“Purchase Agreement” has the meaning set forth in the Preamble of this Agreement.

“Purchaser(s)” has the meaning set forth in the Preamble of this Agreement.

“Security Interests” means the security interests granted pursuant to Article 3, as well as all other security interests now or hereafter created or assigned as additional security for the Obligations pursuant to the provisions of the Purchase Agreement or any other Note Document.

“Trade Secret License” means any and all agreements now or hereafter in existence, whether written, implied, or oral, providing for the granting of any right in or to Trade Secrets (whether Grantor is licensee or licensor thereunder), including, but not limited to, each agreement referred to on Schedule 4.10.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information of any Grantor, including, without limitation, technology, know-how and processes, manufacturing and production procedures and techniques, inventions, designs, research and development information, methods, plans, formulae, descriptions, compositions, drawings, specifications, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and proposals and customer and supplier lists and information, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (a) the right to sue for past, present and future misappropriation or other violation of any Trade Secret;  (b) all products and proceeds of the foregoing, including any income, royalties,  awards and  payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payment for past, present, or future infringement of any Trade Secrets or any Trade Secrets licensed under any Trade Secret License; and (c) all rights corresponding thereto throughout the world.

“Trademark License” means any and all agreements now or hereafter in existence, whether written, implied or oral, providing for the granting of any right in or to Trademarks (whether Grantor is licensee or licensor thereunder), including, but not limited to, each agreement referred to on Schedule 4.10.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos, other source or business identifiers, registered internet domain names, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under any legal requirements of a verified statement of use for such trademark or service mark) including: (a) the registrations and applications referred to on Schedule 4.10; (a) all extensions or renewals of any of the foregoing; (b) all of the goodwill of the business connected with the use of and symbolized by the foregoing; (c) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (d) all products and proceeds of the foregoing, including any income, royalties,  awards and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payment  for past, present, or future infringement of any Trademark or any Trademark licensed under any Trademark License.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

           SECTION 1.3.   Other Definitional Provisions.  Capitalized terms defined in the Purchase Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Purchase Agreement.  With reference to this Agreement and each other Note Document, unless otherwise specified herein or in such other Note Document:  (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; and the words “to” and “until” each mean “to but excluding”; (l) Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Note Document and (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE 2

GUARANTEE

        SECTION 2.1.   Guarantee.  To induce the Purchasers to purchase the Notes, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Note Document, of all the Obligations of the Company, whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guarantee by each Guarantor hereunder constitutes a guarantee of payment and not of collection.

        SECTION 2.2.  Limitation of Guarantee.  Any term or provision of this Guarantee or any other Note Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guarantee or any other Note Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guarantee for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guarantee.

         SECTION 2.3.   Contribution.  Without limiting any right under applicable law for contribution, to the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Notes and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Company) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Note Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full.

       SECTION 2.4.    Authorization; Other Agreements.  The Holders are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)

(i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Note Document;

(b)

apply to the Guaranteed Obligations any sums by whomever paid or however realized in such order as provided in the Note Documents;

(c)

refund at any time any payment received by any Holder in respect of any Guaranteed Obligation;

(d)

(i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)

settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

       SECTION 2.5.   Guarantee Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense (other than the performance in full and payment in full of the Guaranteed Obligations), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guarantee are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guarantee, in each case except as otherwise agreed in writing by the Collateral Agent):

(a)

the invalidity or unenforceability of any obligation of the Company or any other Guarantor under any Note Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)

the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Company or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Note Document or any Lien thereunder;

(c)

the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)

any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any of the Company’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)

any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by the Collateral Agent or any Person to proceed separately against any Collateral in accordance with such Person’s rights under any applicable Requirement of Law; or

(f)

any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other Guarantor or any of the Company’s other Subsidiaries, in each case other than the performance in full and payment in full of the Guaranteed Obligations.

        SECTION 2.6.   Waivers.  To the fullest extent permitted by applicable law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense (other than performance in full and the payment in full of the Guaranteed Obligations), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other Guarantor. To the fullest extent permitted by applicable law, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other Guarantor by reason of any Note Document or any payment made thereunder except upon payment and performance in full of the Guaranteed Obligations or as specifically set forth herein or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor, until the Guaranteed Obligations have been paid in full. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require the Collateral Agent or any Holder to seek recourse first against the Company or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guarantee.

        SECTION 2.7.     Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that neither the Collateral Agent nor any Holder shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Collateral Agent or any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Collateral Agent or such Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that the Collateral Agent or such Holder, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE 3
SECURITY INTEREST

        SECTION 3.1.      Grant of Security Interest.  Each Grantor hereby grants, pledges and collaterally assigns to the Collateral Agent, for the ratable benefit of the Collateral Agent and the other Holders, a security interest in, all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)

all Accounts;

(b)

all cash and currency;

(c)

all Chattel Paper;

(d)

all Commercial Tort Claims identified on Schedule 4.8;

(e)

all Deposit Accounts;

(f)

all Documents;

(g)

all Equipment;

(h)

all Fixtures;

(i)

all General Intangibles;

(j)

all Instruments;

(k)

all Intellectual Property;

(l)

all Inventory;

(m)

all Investment Property;

(n)

all Letter of Credit Rights;

(o)

Partnership/LLC Interests;

(p)

all Vehicles;

(q)

all other Goods not otherwise described above;

(r)

all books and records pertaining to the Collateral; and

(s)

to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any and all of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing; provided, that (i) any Security Interest on any Capital Stock or other ownership interests issued by any Subsidiary of the Company or any other Grantor organized under laws other than the laws of any political subdivision of the United States (such Subsidiary or Grantor, a “Foreign Subsidiary”), shall be limited to sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Capital Stock of such Foreign Subsidiary and one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Capital Stock of such Foreign Subsidiary, (ii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include (A) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person or (B) any rights under any lease, license, instrument, contract or agreement of any Grantor to the extent that the granting of a security interest therein would, under the express terms of such lease, license, instrument, contract or agreement (I) be prohibited or restricted or (II) constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under any Requirements of Law (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any Account or any money or other amounts due and payable to such Grantor or to become due and payable to such Grantor under, or Proceeds of, such lease, license instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable, or Proceeds thereof, is also specifically prohibited or restricted by the terms of such lease, license, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable or Proceeds thereof would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under any Requirements of Law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, license, instrument, contract or agreement and in such Account, money, or other amounts due and payable to any Grantor, or any Proceeds thereof, at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consented to by such applicable third party or is no longer enforceable or effective under applicable Requirements of Law.

          SECTION 3.2.     Partnership/LLC Interests.

(a)

Each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests (as amended, restated, supplemented or otherwise modified from time to time, a “Partnership/LLC Agreement”) shall permit each member, manager and partner that is a Grantor to pledge all of the Partnership/LLC Interests in which such Grantor has rights to and grant and collaterally assign to the Collateral Agent a lien and security interest in all of the Partnership/LLC Interests in which such Grantor has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise.

(b)

Upon the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent or its respective designees shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Partnership/LLC Agreement and (ii) the Collateral Agent shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Partnership/LLC Agreement.  For the avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to the Partnership/LLC Agreement or otherwise shall be necessary to permit the Collateral Agent to be substituted as a member, manager or partner pursuant to this paragraph.  The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Collateral Agent and its respective successors, assigns and designated agents, as intended third party beneficiaries.

        SECTION 3.3.     Grantor Remains Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Collateral Agent nor any other Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Collateral Agent nor any other Holder shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Purchasers to enter into the Purchase Agreement, each Grantor hereby represents and warrants to the Collateral Agent, the Purchasers and each Holder, as applicable, that:

          SECTION 4.1.     Existence.  Such Grantor is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable), (b) has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is currently, or is currently proposed to be, engaged, and (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be reasonably expected to result in a Material Adverse Effect.

          SECTION 4.2.     Authorization of Agreement; No Conflict.  Such Grantor has the right, power and authority and has taken all necessary company and other action to authorize the execution, delivery and performance of, this Agreement.  This Agreement has been duly executed and delivered by the duly authorized officer of such Grantor or any Issuer and this Agreement constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.  The execution, delivery and performance by such Grantor of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any material provision of such Grantor’s Organizational Documents, any material Contractual Obligations or any Requirements of Law applicable to such Grantor and will not result in the creation or imposition of any Lien (or obligation to create a Lien), other than the Security Interests, upon or with respect to any property, asset or business of such Grantor.

          SECTION 4.3.     Consents.  No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against such Grantor or any Issuer of Investment Property constituting Collateral of this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) such as have been obtained or made and are in full force and effect, (c) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, or (d) filings under the UCC and/or other Requirements of Law.

          SECTION 4.4.      Perfected Liens.  Each financing statement naming such Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 4.6.  The Security Interests granted pursuant to this Agreement (a) constitute valid and enforceable perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of itself and the other Holders, as collateral security for the Obligations, and (b): (1) when UCC financing statements containing an adequate description of the Collateral shall have been filed in the offices specified in Schedule 4.6, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens; (2) when each Intellectual Property Security Agreement has been filed with the applicable Governmental Authority, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described, prior to all other Liens and rights of others therein except for Permitted Liens; and (3) when each control agreement has been executed and delivered to the Collateral Agent, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Deposit Accounts and Securities Accounts, as applicable, subject thereto, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

          SECTION 4.5.     Title, No Other Liens.  Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens.  No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement under the UCC of any state which names such Grantor as debtor or other public notice with respect to all or any part of the Collateral and no such financing statement or public notice is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of itself and the other Holders, pursuant to this Agreement or in connection with Permitted Liens.

          SECTION 4.6.     State of Organization; Location of Inventory, Equipment and Fixtures; Other Information.

(a)

The exact legal name of such Grantor is set forth on Schedule 4.6 (as such schedule may be updated from time to time pursuant to Section 5.3).

(b)

Such Grantor is a registered organization organized under the laws of the state identified on Schedule 4.6 across from such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 5.3).  The taxpayer identification number and, to the extent applicable, registered organization number of such Grantor is set forth on Schedule 4.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 5.3).

(c)

All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 4.6, except as otherwise permitted hereunder or in the Purchase Agreement.

(d)

The mailing address, chief place of business, chief executive office and office where such Grantor keeps its books and records relating to the Collateral is located at the locations specified on Schedule 4.6 under such Grantor’s name.  Such Grantor has no other places of business except those separately set forth on Schedule 4.6 under such Grantor’s name.  Such Grantor does no business nor has such Grantor done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule 4.6 under such Grantor’s name.  Except as disclosed on Schedule 4.6 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor's business from a Person engaged in the business of selling goods of such kind, during the past five (5) years.

         SECTION 4.7.     Accounts.  Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor.  The amount represented by such Grantor to the Collateral Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for ordinary course cash discounts and allowances where applicable.  No Account Debtor has any defense, set-off, claim or counterclaim against such Grantor that can be asserted against the Collateral Agent, whether in any proceeding to enforce Collateral Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.  None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Collateral Agent in accordance with the terms hereof.

          SECTION 4.8.     Other Collateral.  Other than as set forth on Schedule 4.8 (and in the case of clause (b), as such schedule may be amended in accordance with Section 5.15), as of the date hereof, such Grantor does not hold (a) any Chattel Paper in the ordinary course of its business, (b) any Commercial Tort Claims, or (c) any Instruments or is named a payee of any promissory note or other evidence of indebtedness.

            SECTION 4.9.       Deposit Accounts.  As of the date hereof, all Deposit Accounts (excluding Excluded Deposit Accounts but including, without limitation, cash management accounts that are Deposit Accounts), securities accounts and lockboxes including the: (a) owner of the account, (b) name and address of financial institution or securities broker where such accounts are located, (c) account numbers and (d) the general purpose or use of such account owned by such Grantor are listed on Schedule 4.9.

              SECTION 4.10.      Intellectual Property.

(a)

Schedule 4.10 sets forth, as of the date hereof (as such schedule may be updated from time to time pursuant to Section 5.3), a list of all Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations, Trademark applications, Trade Secret Licenses and domain names owned or registered by such Grantor or subject to applications for registration by such Grantor in its own name.

(b)

Except as set forth in Schedule 4.10 on the date hereof (as such schedule may be updated from time to time pursuant to Section 5.3), none of the Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c)

To the knowledge of each Grantor, (A) none of the Trade Secrets of such Grantor that is used in the operation of such Grantor’s business has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any material Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in material default or material breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating to the protection or ownership, of such Grantor’s Intellectual Property Collateral.

           SECTION 4.11.    Inventory.  To the knowledge of such Grantor, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects.  To the knowledge of such Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts such Grantor’s ability to manufacture and/or sell such Inventory.  The completion of the manufacturing process of such Inventory by a Person other than such Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

            SECTION 4.12.     Investment Property; Partnership/LLC Interests; Capital Stock.

(a)

As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by such Grantor are listed on Schedule 4.12 (as such schedule may be updated from time to time pursuant to Section 5.3).

(b)

All Investment Property and all Partnership/LLC Interests issued by any Issuer to such Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the Capital Stock of such Issuer issued to such Grantor.

(c)

None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

(d)

No Organizational Document of any Issuer or Grantor prohibits the Grantor from pledging any Investment Property or Partnership/LLC Interests, as applicable, to, and granting and collaterally assigning to, the Collateral Agent, a lien and security interest in such Grantor’s Investment Property or Partnership/LLC Interests, as applicable, and no further consent, approval or action by any other party, including without limitation, any other party to any Organizational Document or otherwise, is required.

(e)

So long as this Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to any Organizational Document of any Issuer, shall be necessary to permit the Collateral Agent or its designee to be substituted as the equity holder of such Issuer pursuant to the terms of this Agreement.

            SECTION 4.13.     Government Contracts. As of the date hereof, no Grantor is party to any Government Contract.

             SECTION 4.14.     Vehicles. As of the date hereof, all Vehicles owned by any Grantor are listed on Schedule 4.14.

ARTICLE 5
COVENANTS

Until the Obligations shall have been paid in full in cash and the Purchase Agreement and all commitments thereunder have been terminated, unless consent has been obtained in the manner provided for in Section 8.1, each Grantor covenants and agrees that:

 SECTION 5.1.     Maintenance of Perfected Security Interest; Further Information.

(a)

Such Grantor shall maintain the Security Interests created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interests against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(b)

Such Grantor will from time to time furnish to the Collateral Agent, upon the Collateral Agent’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

            SECTION 5.2.     Maintenance of Insurance.

(a)

Such Grantor will maintain insurance on its Property in accordance with Section 8.6 of the Purchase Agreement.

(b)

All insurance referred to in Section 5.2(a) shall (i) name the Collateral Agent for the ratable benefit of itself and the other Holders as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.

(c)

Upon the reasonable request of the Collateral Agent from time to time, such Grantor shall deliver to the Collateral Agent evidence of the insurance coverage referred to in this Section 5.2.

           SECTION 5.3.     Changes in Locations; Changes in Name or Structure.  Such Grantor will not, except upon thirty (30) days’ prior written notice to the Collateral Agent and, subsequent to such notice, delivery to the Collateral Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and other documents, in each case, as reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the Security Interests provided for herein and (b) if applicable, a written supplement to the schedules hereto:

(i)

permit any Deposit Account (other than Excluded Deposit Accounts) to be held by or at a depository bank other than (A) the depository bank that held such Deposit Account as of the date hereof as set forth on Schedule 4.9 or (B) upon thirty (30) days’ prior written notice to the Collateral Agent, any other depository bank (provided that such Grantor shall comply with, and shall cause such depository bank to comply with, the terms and conditions of Section 5.6(a));

(ii)

permit any Investment Property (other than Certificated Securities delivered to the Collateral Agent pursuant to Section 5.5) to be held by a Securities Intermediary other than the Securities Intermediary that holds such Investment Property as of the date hereof as set forth on Schedule 4.12;

(iii)

change its jurisdiction of incorporation or formation, as applicable, or the location of its chief executive office (or the location where such Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 4.6; or

(iv)

change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading under the UCC or any applicable Requirements of Law.

SECTION 5.4.    Required Notifications.  Such Grantor shall promptly notify the Collateral Agent upon obtaining knowledge thereof, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, and (d) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim, (ii) Deposit Account (other than Excluded Deposit Accounts), or (iii) Investment Property after the date hereof.

SECTION 5.5.     Delivery Covenants.  Such Grantor will deliver and pledge to the Collateral Agent, for the ratable benefit of itself and the other Holders, all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Collateral Agent.  If any of the Partnership/LLC Interests constituting Collateral and consisting of membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership is hereafter designated by the relevant Grantor as a “security” under (and as defined in) Article 8 of the UCC, such Grantor shall cause such Partnership/LLC Interests to be certificated and shall deliver all certificates or other documents evidencing or representing the Partnership/LLC Interests to the Collateral Agent, accompanied by Partnership/LLC Interests powers, all in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 5.6.     Control Covenants.

(a)

Such Grantor shall instruct (and otherwise use its commercially reasonable efforts to cause) (i) each depository bank holding a Deposit Account (other than Excluded Deposit Accounts)

owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Collateral Agent with Control of such Deposit Account or Investment Property and otherwise in form and substance satisfactory to the Collateral Agent (any such depository bank executing and delivering any such control agreement, a “Controlled Depository”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”).  In the event any such depository bank or Securities Intermediary refuses to execute and deliver such control agreement, the Collateral Agent, in its sole discretion, may require the applicable Deposit Account (other than Excluded Deposit Accounts) and Investment Property to be transferred to a Controlled Depository or Controlled Intermediary, as applicable.  Within sixty (60) days of the Closing Date (or such later date as consented to by the Collateral Agent in its reasonable discretion), all Deposit Accounts (other than Excluded Deposit Accounts) and all Investment Property will be maintained with a Controlled Depository or a Controlled Intermediary, as applicable, unless otherwise permitted by the Collateral Agent.

(b)

Upon the request of the Collateral Agent, such Grantor will take such actions and deliver all such agreements as are requested by the Collateral Agent to provide the Collateral Agent with Control of all Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Collateral Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

(c)

If any Collateral (other than Collateral specifically subject to the provisions of Section 5.6(a) and Section 5.6(b)) with a value in excess of $50,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s acknowledgment in writing to hold all such Collateral for the benefit of the Collateral Agent subject to the Collateral Agent’s instructions, and shall cause such Person to issue and deliver to the Collateral Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Collateral Agent together with an Effective Endorsement and Assignment; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Collateral Agent, subject to approval of the Required Holders, not to be unreasonably withheld, may require such Excess Collateral to be moved to another location specified thereby.  Further, such Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC or any Requirements of Law to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such Inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise under any Requirements of Law.  All such financing statements filed pursuant to this Section 5.6(c) shall be assigned to the Collateral Agent, for the ratable benefit of itself and the other Holders.

            SECTION 5.7.   Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other Requirements of Law, such Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent determines appropriate to perfect the Security Interests of the Collateral Agent under this Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.”

Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Collateral Agent prior to the date of this Agreement.

               SECTION 5.8.   Accounts.

(a)

Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof.

(b)

Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions, contests or calls into doubt the validity or enforceability of any material Account.

(c)

At any time and from time to time upon the Collateral Agent’s request and at the expense of such Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

            SECTION 5.9.    Intellectual Property.

(a)

Such Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(b)

Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned, dedicated to the public or fallen into the public domain, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c)

Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall notify the Collateral Agent of such filing within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Holders’ security interest in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(d)

Such Grantor will take all reasonable and necessary steps, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Grantor’s material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e)

In the event that any material Intellectual Property owned by such Grantor is infringed, misappropriated or otherwise violated by a third party, such Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem necessary and appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns of such infringement, misappropriation or violation.

            SECTION 5.10.    Investment Property; Partnership/LLC Interests.

(a)

Without the prior written consent of the Collateral Agent, no Grantor shall (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Collateral Agent or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor, the Collateral Agent or any other Holder to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof.  Such Grantor will take all actions to defend such Security Interest of the Collateral Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b)

If such Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a dividend or distribution paid in equity or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Collateral Agent and the other Holders, hold the same in trust for the Collateral Agent and the other Holders, segregated from other funds of such Grantor, and promptly deliver the same to the Collateral Agent in accordance with the terms hereof.

            SECTION 5.11.    Equipment.  Except as permitted by the Purchase Agreement, such Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

            SECTION 5.12.    Government Contracts.  Such Grantor shall promptly notify the Collateral Agent, in writing, if such Grantor enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any Account.

                SECTION 5.13.    Vehicles.  To the extent requested by the Collateral Agent, the Grantors agree to provide to the Collateral Agent a revised and updated Schedule 4.14 on an annual basis or more frequent basis as reasonably requested.  Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Collateral Agent’s first priority Lien on the Vehicle (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem reasonably advisable to perfect its Liens on the Vehicles.

                SECTION 5.14.     Further Assurances.  Upon the request of the Collateral Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) the assignment of any material Contractual Obligation, (b) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Collateral Agent, duly executed by such Grantor party to such Government Contract in compliance with any Requirements of Law, and (c) all applications, certificates, instruments, registration statements, and all other documents and papers the Collateral Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

                 SECTION 5.15.    Commercial Tort Claims.  Each Grantor shall provide Collateral Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Grantor shall be deemed to thereby grant to Collateral Agent a security interest in and lien on such commercial tort claims described therein and all proceeds thereof, and Grantor shall deliver to the Collateral Agent a revised Schedule 4.8 consistent with such notice and description.

                 SECTION 5.16.     [Reserved].

ARTICLE 6
REMEDIAL PROVISIONS

                 SECTION 6.1.    General Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, subject to the approval of the Required Holders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Requirements of Law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, subject to the approval of the Required Holders, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may, subject to the approval of the Required

Holders, forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like.  The Collateral Agent and each other Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees that, during the existence and continuance of an Event of Default, and at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  To the extent permitted by any Requirements of Law, such Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Holder arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Collateral Agent or any Holder, in each case against whom such claim is asserted.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

              SECTION 6.2.   Voting Rights.  Subject to the remaining provisions of this Section 6.2, each of the Grantors shall have the right to vote all or any portion of its pledged Investment Property and Partnership/LLC Interests on all limited liability company or corporate questions for all purposes not inconsistent with the terms of this Agreement or the other Note Documents.  To that end, if the Collateral Agent transfers all or any portion of the pledged Collateral into its name or the name of its nominee, to the extent authorized to do so under this Agreement or any of the other Note Documents, the Collateral Agent shall, upon the request of such Grantor, unless an Event of Default exists, execute and deliver or cause to be executed and delivered to such Grantor, proxies with respect to the pledged Collateral pledged by such Grantor.  Each of the Grantors hereby grants to the Collateral Agent an irrevocable proxy such that from and after written notice to such Grantor, after the occurrence and during the continuance of an Event of Default, of an intent to exercise such rights, the Collateral Agent shall be entitled to exercise all voting powers pertaining to such Grantor’s pledged Collateral at all times during the existence of an Event of Default, including the power to call and attend all meetings of the shareholders or members of the applicable Issuer to be held from time to time with full power to act and vote in the name, place and stead of such Grantor (whether or not the pledged Investment Property and Partnership/LLC Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the pledged Collateral and otherwise act with respect thereto as though it were the owner thereof, and any and all proxies theretofore executed by the Grantors shall terminate and thereafter be null and void and of no effect whatsoever.

               SECTION 6.3.   Specific Remedies.

(a)

The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, under the Collateral Agent’s direction and control; provided, however, that, the Collateral Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b)

Upon the occurrence and during the continuance of an Event of Default:

(i)

the Collateral Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Collateral Agent, each Grantor shall notify (such notice to be in form and substance reasonably satisfactory to the Collateral Agent) its Account Debtors and parties to the material Contractual Obligations subject to a Security Interest that such Accounts and material Contractual Obligations have been assigned to the Collateral Agent, for the ratable benefit of itself and the Holders;

(ii)

each Grantor shall forward to the Collateral Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Collateral Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance reasonably satisfactory to the Collateral Agent;

(iii)

whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the cash collateral account controlled by the Collateral Agent (the “Collateral Account”) or in a Deposit Account at a Controlled Depository, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled Depository, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Collateral Agent, for the ratable benefit of itself and the other Holders as property of the Collateral Agent and the other Holders, separate from the other funds of such Grantor, and the Collateral Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account.  All such Collateral and Proceeds of Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4;

(iv)

the Collateral Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests, and any or all of any Investment Property or Partnership/LLC Interests shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Collateral Agent and the other Holders shall not be responsible for any failure to do so or delay in so doing.  In furtherance thereof, each

Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property or Partnership/LLC Interests to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Collateral Agent;

(v)

subject to the approval of the Required Holders, the Collateral Agent shall be entitled to (but shall not be required to):  (A) proceed to perform any and all obligations of the applicable Grantor under any material Contractual Obligation and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Collateral Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of the Purchase Agreement, of the other Note Documents or any Requirements of Law, and (C) sell, assign or otherwise transfer any material Contractual Obligation in accordance with the Purchase Agreement, the other Note Documents and any Requirements of Law, subject, however, to the prior approval of each other party to such material Contractual Obligation, to the extent required under such material Contractual Obligation; and

(vi)

the Agent may appoint or direct the appointment of a receiver for the properties and assets of the Grantors, both to operate and to sell such properties and assets, and each Grantor, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection such Grantor or any Subsidiary may have thereto or the right to have a bond or other security posted by the Agent on behalf of the Lenders, in connection therewith.

(c)

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Sections 6.1, 6.2 and 6.3(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Purchase Agreement and the other Note Documents, and to exercise all voting and other corporate, partnership and limited liability company rights with respect to any Investment Property and any Partnership/LLC Interests; provided, however, that, no vote shall be cast or other corporate, partnership and limited liability company right exercised or other action taken which would knowingly impair the Collateral in any material respect or which would result in a Default or Event of Default under any provision of the Purchase Agreement, this Agreement or any other Note Document.

             SECTION 6.4.    Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may, subject to the approval of the Required Holders, apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Holders hereunder, including, without limitation, reasonable documented attorneys’ fees and disbursements) in accordance with the Purchase Agreement.  Only after (i) the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full in cash of the Obligations, shall the Collateral Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

              SECTION 6.5.    Waiver, Deficiency.  Each Grantor hereby waives, to the extent permitted by any Requirements of Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE 7
THE COLLATERAL AGENT

   SECTION 7.1.     Collateral Agent’s Appointment as Attorney-In-Fact.

(a)

Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default, unless prohibited by any Requirement of Law:

(i)

in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or material Contractual Obligation subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably necessary and appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or material Contractual Obligation subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii)

in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Grantor’s Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii)

pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)

execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)

(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Holders’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)

If any Grantor fails to perform or comply with any of its agreements contained in this Agreement, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 7.1(a).

(c)

The expenses of the Collateral Agent or any other Holder incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Obligations under the Purchase Agreement, from, and including, the date of payment by the Collateral Agent or such Holder to, and including, the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent or such Holder on demand.

(d)

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 7.1(a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

             SECTION 7.2.    Duty of Collateral Agent With Respect to the Collateral.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except for their own gross negligence or willful misconduct.  The powers conferred on the Collateral Agent and the Holders hereunder are solely to protect the Collateral Agent’s and the other Holders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Holder to exercise any such powers.  The Collateral Agent and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

               SECTION 7.3.  Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE 8

MISCELLANEOUS

               SECTION 8.1.   Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.4 of the Purchase Agreement.

               SECTION 8.2.   Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.2 of the Purchase Agreement.

                SECTION 8.3.   No Waiver by Course of Conduct, Cumulative Remedies.  Neither the Collateral Agent nor any Holder shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Collateral Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               SECTION 8.4.   Enforcement Expenses, Indemnification.

(a)

The Grantors, jointly and severally, shall pay all reasonable expenses incurred by the Collateral Agent and the other Holders to the extent any Loan Party would be required to do so pursuant to Section 13.12 of the Purchase Agreement.

(b)

The Grantors, jointly and severally, shall indemnify and hold harmless each Indemnified Party to the extent any Loan Party would be required to do so pursuant to Article 12 of the Purchase Agreement.

(c)

To the fullest extent permitted by Requirements of Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby.  No Indemnified Party referred to in this Section 8.4 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby.

(d)

Notwithstanding the termination of this Agreement, the indemnities to which the Collateral Agent and the other Holders are entitled under the provisions of this Section 8.4 and any other provision of this Agreement and the other Note Documents shall continue in full force and effect and shall protect the Collateral Agent and the other Holders against events arising after termination of this Agreement as well as before.

(e)

All amounts due under this Section 8.4 shall be payable promptly after demand therefor.

SECTION 8.5.   Set-Off.  Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to any Holder of the Note, each such Holder is hereby authorized at any time and from time to time, without prior notice to any Grantor (any such notice being expressly waived by each Grantor) to setoff and apply any and all indebtedness at any time owing by such Holder to or for the credit or the account of any Grantor against all amounts which may be owed to such Holder by such Grantor in connection with this Agreement or any other Note Document to the same extent such Holder would be permitted to setoff and apply indebtedness owing by such Holder to or for the credit of any Loan Party pursuant to Section 11.3 of the Purchase Agreement.

SECTION 8.6.   Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Agreement), the Collateral Agent and the other Holders and their respective successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and the Required Holders (given in accordance with Section 8.1).

SECTION 8.7.   Signatures; Counterparts.  Facsimile or other electronic transmissions (including via e-mailed .pdf) of any executed original document and/or retransmission of any executed facsimile or other electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm facsimile or other electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto, certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Uniform Commercial Code and the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

Signatures and Records Act or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

               SECTION 8.8.    Severability.  If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

               SECTION 8.9.  Heading.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               SECTION 8.10.   Entire Agreement.  This Agreement, together with the exhibits and schedules hereto and the other Note Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained in this Agreement, the exhibits and schedules hereto and the other Note Documents.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits and schedules hereto, and the other Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

               SECTION 8.11.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

               SECTION 8.12.  JURISDICTION, JURY TRIAL WAIVER, ETC.

(a)

EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER NOTE DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING.

(b)

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EACH GRANTOR (i) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT (OR ANY HOLDER) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT THE OTHER PARTIES TO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

           SECTION 8.13.   Acknowledgements.

(a)

Each Grantor hereby acknowledges that:

(i)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(ii)

it has received a copy of the Purchase Agreement and has reviewed and understands the same;

(iii)

neither the Collateral Agent nor any other Holder has any fiduciary relationship with or duty to such Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between such Grantor, on the one hand, and the Collateral Agent and the other Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iv)

no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Holders or among such Grantor and the Holders.

(b)

Each Grantor party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound hereby and to comply with the terms hereof insofar as such terms are applicable to it.  Each Grantor agrees to provide such notices to the Collateral Agent as may be necessary to give full effect to the provisions of this Agreement.

             SECTION 8.14.  Additional Grantors.  Each Subsidiary of the Loan Parties that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Collateral Agent.

             SECTION 8.15.   Releases.

(a)

At such time as the Obligations shall have been paid in full in cash and the Purchase Agreement has been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent, the other Holders and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and, at the request of any Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)

If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Purchase Agreement or otherwise permitted by the Collateral Agent, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of such Liens created hereby on such Collateral.  In the event that all the Capital Stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Purchase Agreement, then, at the request of the Company and at the expense of such Grantor, such Grantor shall be released from its obligations hereunder; provided, however, that the Loan Parties shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and a description of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Grantor stating that such transaction is in compliance with the Purchase Agreement and the other Note Documents.

(c)

In furtherance of this Section 8.15, the Collateral Agent shall immediately release any Lien covering any asset that has been disposed of in accordance with the provisions of the Note Documents.  In connection therewith, the Collateral Agent agrees to execute and deliver to any Grantor upon such release such UCC termination statements or amendments, any certificates for terminating the Liens, and such other documentation as may be necessary or desirable to effect the termination and release of the Liens on the Collateral.

             SECTION 8.16.  All Powers Coupled With Interest.  All powers of attorney and other authorizations granted to the Collateral Agent and any Persons designated by the Collateral Agent to any provisions of this Agreement or any of the other Note Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Purchase Agreement has not been terminated.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

KONATEL, INC., as Grantor and the Company

By:  /s/ Charles D. Griffin

Name: Charles D. Griffin

Title:   President

APEIRON SYSTEMS, INC., as Grantor

By:  /s/ Joshua Ploude

Name:  Joshua Ploude

Title:    President and Chief Executive Officer

IM TELECOM, LLC., as Grantor

By:  KONATEL, INC., a Delaware corporation, sole member and manager

By:  /s/ Charles D. Griffin

Name: Charles D. Griffin

Title:   President

[signature pages continue]

[Signature Page to Guarantee and Security Agreement]

CCUR HOLDINGS, INC., as the Collateral Agent

By: /s/ Igor Volshteyn

Name: Igor Volshteyn

Title: President and CEO

[Signature Page to Guarantee and Security Agreement]

Schedule 4.6 - Locations

1.  Aperion Systems, Inc., a Nevada corporation

Tax ID No.: 35-2480469

Nevada Business Number:  EO263952013-9

500 N. Central Expressway

STE 202

Plano, TX 75074

2.  IM TELECOM, LLC, an Oklahoma limited liability company

Tax ID No.: 45-4507493

Filing Number: 3512345862

500 N. Central Expressway

STE 202

Plano, TX 75074

3.  KonaTel, Inc., a Delaware corporation

Tax ID No.: 80-0973608

SEC File Number: 001-10171

500 N. Central Expressway

STE 202

Plano, TX 75074

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Locations of Collateral:

KonaTel, Infiniti Mobile, Apeiron Systems

500 N. Central Expressway

STE 202

Plano, TX 75074

Apeiron Systems Operations Center

112 Lindberg Ave,

Johnstown, PA

Infiniti Mobile Fulfillment Center

3401 E Admiral Pl

Tulsa, OK 74115

Infiniti Mobile Customer Care Center

201 Brookwood Road

Atmore, AL

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Schedule 4.8 – Other Collateral

None.

312663427.4

Schedule 4.9 – Deposit Accounts and Securities Accounts

Bank of Texas

777 Main Street, STE 3500

Fort Worth Texas 76102

KonaTel Inc.  Acct Number.  #8097312585

Apeiron Systems Inc.  Acct #  8096581168

IM Telecom LLC  Acct # 8096580079

312663427.4

Schedule 4.10 – Intellectual Property

Apeiron AOSS – Internal System proprietary software – No license or copyright registration.

Owned by Apeiron Systems Inc.

Back THAT up TM  (www.routerbackup.com)  No registration information – Owned by Apeiron

Systems, Inc.

312663427.4

Schedule 4.12 – Investment Property and Partnership/LLC Interests

IM Telecom LLC, an Oklahoma limited liability company – 100% owned subsidiary of KonaTel

Inc., a Delaware corporation

Apeiron Systems Inc., a Nevada corporation – 100% owned subsidiary of KonaTel Inc., a

Delaware corporation

312663427.4

Schedule 4.14 – Vehicles

None.

312663427.4